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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8/S-3) pertaining to the 1999 Stock Plan, 2000 Stock Plan, 2000 Incentive Stock Plan and the 2000 Employee Stock Purchase Plan of Loudcloud, Inc. of our report dated April 28, 2000 with respect to the financial statements and schedule of Loudcloud, Inc. for the year ended January 31, 2000, included in Amendment No. 6 to the Registration Statement Form S-1 (No. 333-46606) and related prospectus of Loudcloud, Inc., filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

San Jose, California
March 7, 2001